POWER OF ATTORNEY
I hereby constitute and appoint Michael L. DeBacker, M.
Jean Hardman, Pamela W. Fletcher, Lisa A. Amend and
Laura L. Aossey, or any one of them, as my true and lawful attorneys-in-fact to (i) complete Securities and Exchange
Commission Forms 3, 4, and 5, with respect to my ownership of Dana Corporation equity securities, based on the information that I may furnish to them from time to time;
(ii) execute all such completed Forms for and on my behalf; and (iii)file all such completed Forms with the Securities and Exchange Commission and the New York Stock
Exchange, all in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.
I acknowledge that the foregoing persons, in serving as my attorneys-in-fact hereunder, do not assume any of the obligations or liabilities that are imposed on me by
Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.
This Power of Attorney shall remain in full force and effect until such time as I deliver a written revocation hereof to the foregoing attorneys-in-fact, or any one of them.
IN WITNESS WHEREOF, I have executed this Power of
Attorney this 9th day of March, 2006.

/s/ Kenneth A. Hiltz

Signed, acknowledged, and delivered
in the presence of:		Witness:
/s/ Linda Schnell		/s/ Laura L. Aossey

County of Lucas	)
		     	) ss:
State of Ohio	)

Sworn and subscribed before me this 9th day of March, 2006.

/s/ Laura L. Aossey
Notary Public State of Ohio
My Commission Expires July 2, 2007


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